                                                                    EXHIBIT 99.9

                            COTELLIGENT GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1--BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

  Cotelligent Group, Inc. ("Cotelligent" or the "Company") was formed in February 1993 to acquire, own and operate software professional services businesses specializing in providing information technology ("IT") consulting services, including staff augmentation, project management and outsourcing services, to businesses with complex IT operations. On February 20, 1996, Cotelligent acquired four companies (the "Initially Acquired Companies") simultaneously with an initial public offering (the "IPO") of its common stock. The aggregate consideration paid by Cotelligent in these transactions was $3,492 in cash, 3,206,875 shares of common stock of the Company and the assumption of approximately $3,000 in debt, for an aggregate value of $35,304. These acquisitions were accounted for on a historical cost basis. Prior to this date, Cotelligent was a non-operating entity. The operating results of the Initially Acquired Companies have been included since the date of acquisition.

  During the year ended March 31, 1997 ("fiscal 1997") and in the nine month period ended December 31, 1997 ("fiscal 1998"), the Company issued 4,976,826 shares of common stock to acquire ten businesses accounted for under the pooling-of-interests method (the "Pooled Companies"). The consolidated financial statements have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and these companies had always been members of the same operating group.

  In addition, during fiscal 1997 and 1998, the Company acquired five businesses accounted for under the purchase method (the "Purchased Companies") for aggregate consideration of $17,990 (362,998 shares of common stock issued at fair market value of $7,464 and $10,526 of cash). The consolidated financial statements include the operating results of these companies subsequent to their respective acquisition dates.

  On January 6, 1998, the Company acquired a business for cash of $1,400, to be accounted for under the purchase method of accounting. Goodwill from the purchase is estimated to be $1,000. The purchase agreement provides for additional earn-out consideration based on financial performance of the acquired company subsequent to the acquisition. Potential earn-out payments are due in fiscal years 1999 and 2000 and will be accounted for as additional purchase price in the year the earn-out payments are distributable.

  All of the businesses acquired since the IPO have operations substantially the same as the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts and results of Cotelligent, the Initially Acquired Companies from their date of acquisition on February 20, 1996, companies acquired in business combinations accounted for under the purchase method from their respective acquisitions dates and give retroactive effect to the results of business combinations accounted for under the pooling-of-interests method for all periods presented. All significant intercompany transactions and accounts have been eliminated. The Company's fiscal year ends on March 31.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

 Concentration of Credit Risk; Client Concentration

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss. For the nine months ended December 31, 1997, the Company's largest client accounted for approximately 8% of the Company's revenues and the Company's ten largest clients accounted for approximately 31% of the Company's revenues.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation, including amortization of capitalized leases, is provided over the estimated useful lives of the respective assets (generally ranging from three to ten years) on a straight-line or an accelerated basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the respective assets.

 Goodwill

  Goodwill represents the excess of cost over fair value of net tangible assets acquired through acquisitions. Such excess of cost over fair value of net tangible assets acquired is being amortized on a straight-line basis over the period of 30 years. Management periodically reviews the potential impairment of goodwill on a non-discounted cash flow basis to assess recoverability. If the undiscounted cash flow is less than the carrying amount of the goodwill, the goodwill will be reduced by the excess.

 Fair Value of Financial Instruments

  The Company's financial instruments consist of cash, short-term accounts receivables and accounts payables for which current carrying amounts are equal to or approximate fair market value. Additionally, interest rates on outstanding debt are at market rates for debt with similar terms and average maturities; therefore, the carrying value of debt approximates its fair value.

 Revenue Recognition

  Revenue is recognized as services are performed. Unbilled receivables represent revenue recognized on services performed which have not yet been billed.

 Income Taxes

  The Company accounts for income taxes using an asset and liability approach requiring the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

  Certain Pooled Companies elected to be treated as an S corporation for federal and state income taxes prior to acquisition by the Company. Accordingly, any tax liabilities of these companies were the responsibility of the respective stockholders. These S corporation elections terminated upon the merger with Cotelligent.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)
 Earnings Per Share

  The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", effective December 15, 1997 and has restated all earlier periods. Basic earnings per share was calculated by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share includes the impact of common stock options outstanding. Earnings per share for the years ended March 31, 1995 and 1996 has not been presented because the issuance of shares of common stock sold in the IPO and the inclusion of the results of the Initially Acquired Companies are not reflected in any period prior to February 20, 1996.

 Reclassifications

  Certain amounts have been reclassified in 1995, 1996 and 1997 to conform to the December 31, 1997 presentation.

 Recent Accounting Pronouncements

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 established standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other non-owner changes in equity. This statement is effective for financial statements for periods beginning after December 15, 1997.

  In June 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 introduces a new model for segment reporting, called the "management approach". The management approach is based on the manner in which management organizes segments within a company for making operating decisions and assessing performance. The management approach replaces the notion of industry and geographic segments. This statement is effective for financial statements for periods beginning after December 15, 1997.

  The Company does not believe that adoption of SFAS No. 130 and SFAS No. 131 will significantly alter its financial statement presentation.

NOTE 3--BUSINESS COMBINATIONS

 Pooling-of-Interests Method

  During fiscal 1997 and 1998, the Company issued 3,435,211 shares of common stock to acquire six companies and 1,541,615 shares of common stock to acquire four companies, respectively, in acquisitions accounted for under the pooling-of-interests method. Accordingly, the Company's consolidated financial statements have been restated in accordance with generally accepted accounting principles for all periods presented. Commencing on April 1, 1996, the yearends of these Pooled Companies were changed to March 31, resulting in an increase to retained earnings of $270 during fiscal 1996 as follows:

                                                                    YEAR ENDED
                                                                  MARCH 31, 1996
                                                                  --------------
      Revenues...................................................    $11,823
      Costs and expenses.........................................     11,553
                                                                     -------
      Net income.................................................    $   270
                                                                     =======

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)
  The results of certain of the Pooled Companies acquired during the nine months ended December 31, 1997, were previously reported on December 31 and June 30 year ends prior to acquisition by the Company. The accounts of these Pooled Companies for the years ended December 31, 1995 and 1996 and June 30, 1995 and 1996 have been combined with the accounts of Cotelligent for the years ended March 31, 1996 and 1997, respectively. Commencing on April 1, 1997, the yearends of these Pooled Companies were changed to March 31, resulting in a decrease to retained earnings of $12 during fiscal 1997 as follows:

                                                                    YEAR ENDED
                                                                  MARCH 31, 1997
                                                                  --------------
      Revenues...................................................    $ 8,624
      Costs and expenses.........................................      8,636
                                                                     -------
      Net income.................................................    $   (12)
                                                                     =======

  The previously reported results of operations of Cotelligent and the results of the Pooled Companies acquired in fiscal 1998 for the periods prior to the mergers are presented below:

                                                              POOLED
      FOR THE YEAR ENDED MARCH 31,               COTELLIGENT COMPANIES COMBINED
      ----------------------------               ----------- --------- --------
      1997
        Revenue.................................  $146,772    $18,645  $165,417
        Net income..............................     3,636         74     3,710
      1996
        Revenue.................................    52,786     13,647    66,433
        Net income..............................     2,518         94     2,612
      1995
        Revenue.................................    33,264     11,336    44,600
        Net income..............................       177        362       539

  During the nine months ended December 31, 1997, businesses acquired as poolings recognized revenues of $23,222 and net income of $354 in the period prior to acquisition by the Company.

 Purchase Method

  During fiscal 1997, Cotelligent acquired two companies (on October 7, 1996 and November 27, 1996) accounted for under the purchase method for an aggregate consideration of $2,928. The total assets related to these acquisitions were $112 and resulted in the recognition of $2,726 of goodwill, which is being amortized over a 30 year period. The results of these acquisitions have been included in the Company's operating results from their respective acquisition dates.

  During the nine months ended December 31, 1997, Cotelligent acquired three companies (on August 27, 1997, October 31, 1997 and November 6, 1997) accounted for under the purchase method for aggregate consideration of $15,190 (362,998 shares issued at fair market value of $7,464 and $7,726 of cash). The fair value of the tangible assets acquired related to these acquisitions were $3,399 and resulted in the recognition of $14,573 of goodwill, which is being amortized over a 30 year period. The results of these acquisitions have been included in the Company's operating results from their respective acquisition dates.

  The allocation of the purchase price to the underlying net assets acquired is based upon preliminary estimates of the fair value of the net assets, which may be revised at a later date. It is anticipated that any

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)
purchase price allocation adjustments will be made within one year from the date of the acquisition. Management does not believe that the final allocations of the purchase price will have a material effect on the Company's financial position or results of operations.

NOTE 4--PRO FORMA RESULTS (UNAUDITED)

  The pro forma consolidated statements of operations for the years ended March 31, 1995, 1996 and 1997 and the nine months ended December 31, 1997, give effect to the acquisitions of the Initially Acquired Companies and Purchased Companies as if these acquisitions were made on April 1, 1994. The pro forma consolidated statements of operations also reflect adjustments for the acquisitions of the Pooled Companies including compensation differentials to employees and former owners of the Pooled Companies, the planned termination of contributions to retirement plans and adjustments to reflect income taxes as if the entities were combined and subject to the effective federal and state statutory rates for the combined entity. Additionally, the pro forma consolidated financial statements reflect adjustments for interest expense on cash consideration and amortization of goodwill for the Purchased Companies.

                                                                   NINE MONTHS
                                        YEAR ENDED MARCH 31,          ENDED
                                  -------------------------------- DECEMBER 31,
                                     1995       1996       1997        1997
                                  ---------- ---------- ---------- ------------
Revenues......................... $  103,228 $  135,443 $  184,244  $  186,648
Cost of service..................     74,605     98,325    130,479     131,370
                                  ---------- ---------- ----------  ----------
  Gross profit...................     28,623     37,118     53,765      55,278
Selling, general and
 administrative..................     26,140     29,291     41,080      41,779
                                  ---------- ---------- ----------  ----------
Operating income.................      2,483      7,827     12,685      13,499
Other expense....................        877      1,203        534         704
                                  ---------- ---------- ----------  ----------
Income before provision for
 income taxes....................      1,606      6,624     12,151      12,795
Provision for income taxes.......        659      2,716      4,982       5,246
                                  ---------- ---------- ----------  ----------
Net income....................... $      947 $    3,908 $    7,169  $    7,549
                                  ========== ========== ==========  ==========
Earnings per share
 Basic........................... $     0.08 $     0.33 $     0.61  $     0.65
                                  ========== ========== ==========  ==========
 Diluted......................... $     0.08 $     0.33 $     0.61  $     0.64
                                  ========== ========== ==========  ==========
Weighted average shares
 outstanding
 Basic........................... 11,680,299 11,680,299 11,680,299  11,680,299
                                  ========== ========== ==========  ==========
 Diluted......................... 11,784,736 11,784,736 11,784,736  11,784,736
                                  ========== ========== ==========  ==========

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 5--ALLOWANCE FOR DOUBTFUL ACCOUNTS

  Allowance for doubtful accounts activity is as follows:

      Balance, March 31, 1994........................................... $   58
       Charges to cost and expenses.....................................     72
                                                                         ------
      Balance, March 31, 1995...........................................    130
       Balance of Initially Acquired Companies at acquisition...........     40
       Charges to costs and expenses....................................    195
       Write-offs.......................................................    (25)
                                                                         ------
      Balance, March 31, 1996...........................................    340
       Charges to costs and expenses....................................    472
       Write-offs.......................................................   (180)
                                                                         ------
      Balance, March 31, 1997...........................................    632
       Balance of acquired companies at acquisition.....................    175
       Charges to costs and expenses....................................    925
       Write-offs.......................................................   (129)
                                                                         ------
      Balance, December 31, 1997........................................ $1,603
                                                                         ======

NOTE 6--PROPERTY AND EQUIPMENT

  Property and equipment is comprised of the following:

                                                  MARCH 31,
                                                -------------- DECEMBER 31,
                                                 1996    1997     1997
                                                ------- ------    ----
Land and building.............................. $   457 $  440 $   355
Computer and office equipment..................   2,753  5,859   8,554
Furniture and fixtures.........................   1,520  2,796   2,190
Leasehold improvements.........................     335    366     570
                                                ------- ------ -------
                                                  5,065  9,461  11,669
Less: accumulated depreciation.................   2,905  4,013   5,172
                                                ------- ------ -------
                                                $ 2,160 $5,448 $ 6,497
                                                ======= ====== =======

  Depreciation and amortization expense for the years ended March 31, 1995, 1996 and 1997 and the nine months ended December 31, 1997 was $330, $310, $1,108 and $1,159, respectively.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 7--CREDIT FACILITIES

  Cotelligent maintains a syndicated revolving line of credit facility ("Credit Line") with three banks, which provides a borrowing capacity of amounts derived from specific covenant ratios, up to $40,000. The Company generally pays off the outstanding debt of acquired companies. The Credit Line requires the Company to maintain certain financial covenants and restricts the payment of dividends. At December 31, 1997, the Company had a borrowing capacity of approximately $34,000 under the facility and was in compliance with all covenants. Debt consists of the following:

                                               MARCH 31, MARCH 31, DECEMBER 31,
                                                 1996      1997        1997
                                               --------- --------- ------------
Bank line of credit with borrowings derived
 from covenant ratios, up to
 $40,000, secured by accounts receivable and
 other assets of
 the Company, interest at the bank's lending
 rate (approximately 8% at December 31,
 1997).......................................   $   --    $   --     $ 12,070
Bank line of credit with borrowings up to 80%
 of the Company's eligible accounts
 receivable or $20,000, secured by accounts
 receivable and other assets of the Company,
 interest at prime (8.5% at March 31, 1997)..       --     3,926           --
Various Pooled Companies' bank lines of
 credit, secured by various assets of the
 Pooled Companies, with interest rates up to
 prime plus 2.0%.............................    4,516       160           --
Pooled Companies' other notes payable,
 including payables to related parties, with
 interest rates from 8.0% to 11.0%, secured
 by various assets of the Pooled Companies,
 with due dates through December 2000........      653       659          283
Capital lease obligations....................      390       312          177
Related party loans, due on demand, with in-
 terest rates from 8.0% to 12.5%.............       84        --           --
Less: current maturities.....................   (4,937)   (4,409)        (234)
                                                ------    ------     --------
Total long-term debt.........................   $  706    $  648     $ 12,296
                                                ======    ======     ========

Maturities of long-term debt, at December 31, 1997 are as follows:

   1998................................................................. $   234
   1999.................................................................     142
   2000.................................................................      84
   2001.................................................................  12,070
   2002.................................................................      --
   Thereafter...........................................................      --
                                                                         -------
   Total................................................................ $12,530
                                                                         =======

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 8--INCOME TAXES

  The income tax provision consists of the following:

                                                YEAR ENDED MARCH    NINE MONTHS
                                                       31,             ENDED
                                                ------------------- DECEMBER 31,
                                                1995  1996    1997      1997
                                                ----  -----  ------ ------------
      Current:
       Federal................................  $207  $763   $2,577    $4,542
       State..................................    51   162      868     1,007
                                                ----  -----  ------    ------
                                                 258   925    3,445     5,549
                                                ----  -----  ------    ------
      Deferred:
       Federal ...............................  (131)  (570)    268       (24)
       State .................................   (12)  (107)     29      (198)
                                                ----  -----  ------    ------
                                                (143) (677)     297      (222)
                                                ----  -----  ------    ------
      Total provision for income taxes........  $115  $ 248  $3,742    $5,327
                                                ====  =====  ======    ======

  The tax benefits associated with nonqualified stock options reduce taxes currently payable as shown above by $295 for fiscal 1997. No tax benefits associated with nonqualified stock options were realized in fiscal 1996. Such tax benefits are credited to stockholders' equity when realized.

  Significant components of deferred tax assets and liabilities are as follows:

                                                  MARCH 31,
                                                 -------------  DECEMBER 31,
                                                 1996    1997       1997
                                                 -----  ------  ------------
Deferred tax assets:
 Allowance for doubtful accounts................ $  16  $  159     $  470
 Accrued vacation...............................    --     189        302
 Operating loss carry forward...................   317      --         --
 Other..........................................   406     148        173
 Valuation allowance............................  (187)     --         --
                                                 -----  ------     ------
  Total deferred tax assets.....................   552     496        945
                                                 -----  ------     ------
Deferred tax liabilities:
 Cash to accrual................................  (943) (1,164)    (1,271)
 Other..........................................   (19)    (39)      (159)
                                                 -----  ------     ------
  Total deferred tax liabilities................  (962) (1,203)    (1,430)
                                                 -----  ------     ------
  Net deferred tax liabilities.................. $(410) $ (707)    $ (485)
                                                 =====  ======     ======

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

  The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                YEAR ENDED         NINE MONTHS
                                                MARCH 31,             ENDED
                                           ----------------------  DECEMBER 31,
                                            1995    1996    1997       1997
                                           ------  ------  ------  ------------
      U.S. federal statutory rate.........   34.0%   34.0%   34.0%     35.0%
      State income tax, net of federal
       benefit............................    3.9     1.0     7.9       5.8
      (Income) loss of S corporation......  (27.3)  (27.8)   (7.4)      2.2
      Conversion to C corporation.........   (5.2)     --     8.9      10.5
      Non-deductible acquisition costs....     --      --     7.6       3.3
      Change in valuation allowance.......   12.2     1.4    (1.7)       --
      Other...............................     --      --     0.9       2.2
                                           ------  ------  ------      ----
      Effective tax rate..................   17.6%    8.6%   50.2%     59.0%
                                           ======  ======  ======      ====

  Prior to the IPO, Cotelligent had established a valuation allowance against the tax assets associated with the net operating losses of previous years due to the uncertainty of realization through future income. In 1997, the Company reversed this valuation allowance as a result of utilization of the operating losses against taxable income.

  Certain Pooled Companies elected to be treated as S corporations for federal and state income taxes prior to their merger with Cotelligent. Accordingly, any tax liabilities prior to acquisition by the Company were the responsibility of the former stockholders. These S corporation elections terminated as a result of the merger with Cotelligent and accordingly the net difference between book and tax basis of net assets was immediately recognized. This net deferred tax liability was approximately $670 and $950 in fiscal 1997 and in the nine months ended December 31, 1997, respectively, which will be paid on a pro rata basis over a four-year period.

NOTE 9--LEASE COMMITMENTS

  Cotelligent leases various office space and certain equipment under noncancelable lease agreements which expire at various dates.

  Future minimum rental payments under such leases at December 31, 1997 are as follows:

                                                               CAPITAL OPERATING
                                                               LEASES   LEASES
                                                               ------- ---------
      Three months ending March 31, 1998......................  $ 52    $  877
      1999....................................................   116     2,844
      2000....................................................    18     2,654
      2001....................................................    --     1,823
      2002....................................................    --     1,130
      Thereafter..............................................    --       410
                                                                ----    ------
      Total minimum lease payments............................   186    $9,738
                                                                        ======
      Less: Amounts representing interest.....................     9
                                                                ----
      Present value of net minimum lease payments.............  $177
                                                                ====

  Rental expense under these leases for the years ended March 31, 1995, 1996 and 1997 and the nine months ended December 31, 1997 was $696, $783, $1,620 and $2,322, respectively.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 10--EMPLOYEE BENEFIT PLANS

 Long-Term Incentive Plan

  In September 1995, Cotelligent's Board of Directors and stockholders approved the Cotelligent 1995 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company.

  Under the provisions of the Plan, stock-based awards are granted at terms and prices determined by the Plan Committee as defined in the Plan. A summary of option transactions is described in the table below. All options described below are non-qualified and were granted with exercise prices no less than the fair market value on the date of the grant.

                                                             WEIGHTED
                                                OPTION PRICE AVERAGE
                                      NUMBER OF  RANGE PER   EXERCISE EXPIRATION
                                       SHARES      SHARE      PRICE      DATE
                                      --------- ------------ -------- ----------
Outstanding at March 31, 1995........        --          --      --          --
  Granted............................   479,102 $2.70-10.25   $6.74        2003
  Exercised..........................        --          --      --          --
  Canceled...........................     2,400        9.00    9.00        2003
                                      ---------
Outstanding at March 31, 1996........   476,702  2.70-10.25    6.73        2003
Exercisable at March 31, 1996........    87,072  2.70-10.00    6.89        2003
  Granted............................   852,113  8.88-24.88   18.08        2004
  Exercised..........................    59,099   2.70-9.00    3.08        2003
  Canceled...........................   136,589  2.70-24.25    6.66   2003-2004
                                      ---------
Outstanding at March 31, 1997........ 1,133,127  2.70-24.88   15.46   2003-2004
Exercisable at March 31, 1997........   249,040  2.70-19.00   15.25   2003-2004
  Granted............................   294,775  7.25-22.44   16.37        2005
  Exercised..........................    12,358  8.88-15.75   10.80        2003
  Canceled...........................    90,291  8.88-24.88   15.87   2003-2004
                                      ---------
Outstanding at December 31, 1997..... 1,325,253  2.70-24.88   15.67   2003 2005
Exercisable at December 31, 1997.....   393,684  2.70-22.00   15.53   2003-2004

  The Plan provides for stock-based awards in an aggregate amount of up to 15% of the number of Cotelligent's outstanding stock at the time of grant. Of the non-qualified options granted to date, a majority are generally exercisable beginning one year from the date of the grant in cumulative yearly amounts of 25% of the shares under option and generally expire seven years from the date of the grant.

  The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," issued in October 1995, and as permitted by the provisions of SFAS No. 123, the Company continues to apply the provisions of APB Opinion 25 and related interpretations in accounting for its employee stock option plans. If the Company had elected to recognize compensation expense for options granted in fiscal 1996 and 1997 and the nine months ended December 31, 1997, based on the fair value as described in SFAS No. 123, net income and earnings per share would have been reduced to the pro forma amounts indicated below. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing ("Black-Scholes") model with the following weighted average assumptions for 1996 and 1997 and the nine months ended December 31, 1997, respectively: (i) risk-free interest rates of 5.97%, 6.12% and 5.88%; (ii) a dividend yield of 0%; (iii) volatility factors of the expected market price of the Company's common stock of 40%; and
(iv) a weighted average expected life of 3.5, 4.2 and 4.2 years.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

  The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility of the Company's common stock. In management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimated.

  For purposes of pro forma disclosure, the estimated fair value of options is amortized to expense over the options' vesting period. Had compensation for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the Plan consistent with method of SFAS No. 123, the Company's net income and earnings per share would have been adjusted to the pro forma amounts indicated below.

                                         MARCH 31,            NINE MONTHS ENDED
                              -------------------------------   DECEMBER 31,
                                   1996            1997             1997
                              --------------- --------------- ------------------
                                 AS     PRO      AS     PRO      AS       PRO
                              REPORTED FORMA  REPORTED FORMA  REPORTED   FORMA
                              -------- ------ -------- ------ ------------------
Net income...................  $2,612  $2,304  $3,710  $2,416    $3,702   $1,748
Diluted earnings per share...      --      --    0.33    0.21      0.32     0.15

  Earnings per share for the year ended March 31, 1996 has not been presented because it is not considered to be meaningful as a result of the acquisitions of the Initially Acquired Companies and the IPO as discussed in Note 1.

  The weighted average fair values of options granted during the years ended March 31, 1996, 1997 and the nine months ended December 31, 1997 were $4.03, $6.16 and $8.04 per share, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

 Employee Stock Purchase Plan

  During fiscal year 1997, the Company implemented an employee stock purchase plan whereby eligible employees may purchase shares of the Company's common stock at a price equal to 85% of the lower of the closing market price on the first or last trading day of the Plan's quarter. A total of 300,000 shares of common stock have been reserved for issuance under the plan. During fiscal 1997, employees purchased 20,171 shares for aggregate proceeds to the Company of $284. During the nine months ended December 31, 1997, employees purchased 65,839 shares for aggregate proceeds to the Company of $561.

 401(k) Plan

  During fiscal 1997, the Company initiated the Cotelligent Group, Inc. 401(k) Retirement Saving Plan (the "401(k) Plan") effective March 1, 1997, for the benefit of all employees upon date of hire. The 401(k)Plan is funded by employee payroll deductions. In addition, the Company has the option to contribute to the 401(k) Plan on the employee's behalf. The Company did not make any contributions to the 401(k) Plan for the year ended March 31, 1997, or the nine months ended December 31, 1997.

 Subsidiary Plans

  Prior to their acquisition certain of the Company's subsidiaries had various defined contribution plans which allowed employees to participate upon meeting specified service requirements. Additionally, these plans also provided for discretionary contributions by the respective entities. The subsidiaries' contributions to these plans for the fiscal years ended March 31, 1995, 1996 and 1997 and the nine months ended December 31, 1997 were $27, $70, $47 and $27, respectively.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 11--STOCKHOLDERS' EQUITY

 Common Stock

  The Company has one class of $0.01 par value common stock with 100,000,000 authorized shares. The holders of common stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of the directors. At March 31, 1996 and 1997 and December 31, 1997, there were 10,661,529, 11,272,401 and 11,713,596 shares of common stock outstanding, respectively.

 Preferred Stock

  The Company has one class of $0.01 par value preferred stock with 500,000 authorized shares of which the Board of Directors has designated a series of 2,500 shares as Series A Junior Participating Preferred Stock with par value of $0.01 per share in connection with the implementation of a Stockholder Rights Plan. The Board of Directors has authority, without further vote or action by stockholders, to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock. No preferred stock was outstanding at March 31, 1996 and 1997 and December 31, 1997. The Company has no current plans to issue any shares of preferred stock of any class or series.

 Anti-takeover Provisions

  The Company has a stockholder rights plan in effect (the "Rights Plan"). Under the terms of the Rights Plan, the holders of the common stock received one preferred share purchase right (each, a "Right"), as a dividend for each share of common stock held as of the close of business on September 24, 1997. Each Right entitles the holder to buy 1/10,000 of a share of Series A Junior Preferred Stock of the Company at an exercise price of $90.00. Further, each Right gives the holder the right to buy common stock of the Company having twice the value of the exercise price of the Rights if a person or group acquires beneficial ownership of 20% or more of the common stock or commences a tender or exchange offer that would result in such a person or group owning 20% or more of the common stock. In addition, the Board of Directors of the Company is empowered to issue up to 500,000 shares of preferred stock, and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of the Rights Plan and this "blank-check" preferred stock may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank-check" preferred stock, any issuance thereof, may have an adverse effect on the market price of the common stock. The Company's Certificate of Incorporation provides for a "staggered" Board of Directors, which may also have the effect of inhibiting a change of control of the Company and may have an adverse effect on the market price of the common stock.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 12--EARNINGS PER SHARE

  Earnings per share is as follows:

                                           FOR THE YEAR ENDED MARCH 31, 1997
                                           ---------------------------------------
                                                                      PER SHARE
                                            INCOME       SHARES        AMOUNT
                                           ---------- -------------- -------------
      BASIC EARNINGS PER SHARE
      Net income available to common
       stockholders......................  $    3,710     11,235,449   $    0.33
      Options issued to directors and em-
       ployees...........................                    167,064
                                                      --------------
      DILUTED EARNINGS PER SHARE
      Income available to common
       stockholders plus assumed
       conversions.......................  $    3,710     11,402,513   $    0.33
                                                      ==============

                                                  FOR THE NINE MONTHS
                                                         ENDED
                                                   DECEMBER 31, 1997
                                           ---------------------------------------
                                                                      PER SHARE
                                            INCOME       SHARES        AMOUNT
                                           ---------- -------------- -------------
      BASIC EARNINGS PER SHARE
      Net income available to common
       stockholders......................  $    3,702     11,399,141   $    0.32
      Options issued to directors and em-
       ployees...........................                    104,437
                                                      --------------
      DILUTED EARNINGS PER SHARE
      Income available to common
       stockholders plus assumed
       conversions.......................  $    3,702     11,503,578   $    0.32
                                                      ==============

  Options to purchase common shares of 800,000 and 700,000 were excluded from the computation of diluted earnings per share for the year ended March 31, 1997 and the nine months ended December 31, 1997, respectively, as the options' exercise price was greater than the market price of the common shares for the respective periods.

NOTE 13--COMMITMENTS AND CONTINGENCIES

 Employment Agreements

  Certain executive officers and certain principals of the Company's subsidiaries have entered into employment agreements with the Company which contain provisions for compensation upon termination without cause or changes in control. Pursuant to such employment agreements, each such officer is eligible to earn bonus compensation payable out of a bonus pool determined by the Board of Directors or its Compensation Committee. Bonuses will be determined by measuring, among other objective and subjective measures, such officer's performance, the performance of the local operation for which such officer has primary responsibility and the Company's performance against targets.

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)
 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.

 Additional Purchase Price under Acquisition Contracts

  In connection with the agreements to acquire one of the Purchased Companies during fiscal 1998, the Company agreed to additional consideration based on the financial performance of the acquired company subsequent to the acquisition (the "earn-out"). Potential earn-out payments, if required, are payable in the fiscal years 1999 and 2000. Earn-out payments, if made, will be accounted for as additional purchase price in the period the earn-out payments are distributable. No accrual has been made for any earn-out payments.

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                            NINE MONTHS ENDED DECEMBER 31, 1997
                                            -----------------------------------
                                               FIRST      SECOND       THIRD
                                              QUARTER     QUARTER     QUARTER
                                            ----------- ----------- -----------
Revenues................................... $    54,304 $    58,566 $    63,111
Gross profit...............................      16,117      17,327      18,381
Operating income...........................       3,155       3,455       2,767
Net income (loss)..........................       1,810       2,030        (138)
Earnings (loss) per share
  Basic and diluted........................ $      0.16 $      0.18 $     (0.01)
                                            =========== =========== ===========
Weighted average shares
  Basic....................................  11,322,569  11,314,751  11,584,359
                                            =========== =========== ===========
  Diluted..................................  11,367,474  11,436,630  11,584,359
                                            =========== =========== ===========

                                              YEAR ENDED MARCH 31, 1997
                                     -------------------------------------------
                                       FIRST      SECOND     THIRD      FOURTH
                                      QUARTER    QUARTER    QUARTER    QUARTER
                                     ---------- ---------- ---------- ----------
Revenues............................ $   36,103 $   39,658 $   42,534 $   47,122
Gross profit........................     10,540     12,352     12,430     13,251
Operating income....................      1,651      2,047      2,417      1,322
Net income..........................        415      1,489      1,587        219
Earnings per share
  Basic and diluted................. $     0.04 $     0.13 $     0.14 $     0.02
                                     ========== ========== ========== ==========
Weighted average shares
  Basic............................. 11,211,131 11,229,131 11,229,131 11,342,977
                                     ========== ========== ========== ==========
  Diluted........................... 11,365,573 11,364,115 11,393,769 11,486,595
                                     ========== ========== ========== ==========

                            COTELLIGENT GROUP, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    YEAR ENDED MARCH 31, 1996
                                                 -------------------------------
                                                  FIRST  SECOND   THIRD  FOURTH
                                                 QUARTER QUARTER QUARTER QUARTER
                                                 ------- ------- ------- -------
Revenues........................................ $14,409 $14,579 $14,059 $23,386
Gross profit....................................   4,504   4,622   4,553   6,940
Operating income................................     575     688     630     859
Net income......................................     465     949     533     665

 Earnings per share for the year ended March 31, 1996 has not been presented because, as discussed in Note 2, the issuance of shares of common stock sold in the IPO and the inclusion of the results of the Initially Acquired Companies are not reflected in any period prior to February 20, 1996.